CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of report dated June 30, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A
No. 2-96709) of Dreyfus Massachusetts Tax Exempt Bond Fund.



                                               ERNST & YOUNG LLP

New York, New York
September 16, 1997